UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 16, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Formerly, HYPERSPACE COMMUNICATIONS, INC.)

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 16, 2007, a wholly owned subsidiary of MPC Corporation (the “Company”), MPC Computers, LLC, and its subsidiaries MPC-G, LLC and MPC Solutions Sales LLC (MPC Computers, LLC and it subsidiaries being referred to collectively herein as the “Subsidiary Companies”) entered into separate First Amendment to Account Purchase Agreements (the “Amendments”) with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“Wells Fargo”). The Amendments amend the Account Purchase Agreements described in the Company’s Form 8-K filed on November 22, 2006 (the “Agreements”). Under the Agreements, the Subsidiary Companies may assign to Wells Fargo, and Wells Fargo may purchase from the Subsidiary Companies, certain Accounts. As more fully defined in the Agreements, “Accounts” generally consist of the Subsidiary Companies’ accounts receivable arising in the ordinary course of business. Prior to the Amendments, Wells Fargo advanced to the Subsidiary Companies 90% of the value of the purchased Accounts (the “Advance”).

Pursuant to the terms of the Amendments, Wells Fargo agreed to increase the Advance under the Agreements to provide the Subsidiary Companies with increased liquidity from time to time (the “Special Facility”). Wells Fargo agreed (i) to advance an additional 7.5% of the face amount of currently outstanding Accounts purchased by Wells Fargo, provided that the total Advance does not exceed 97.5% of the face amount of any Account (the “Temporary Advance”), and (ii) to increase the advance rate on new purchases to 98% of the amount of the Accounts for a period of eight weeks (the “Special Facility Period”).

The Subsidiary Companies must repay the difference between the Advance and the Temporary Advance within four weeks after termination of the Special Facility Period. Failure to repay amounts advanced under the Special Facility would constitute an event of default under the Agreements.

At any time when the Temporary Advance has been paid in full for a minimum of 60 days, the Subsidiary Companies may request that the Special Facility be reinstated for another eight week period with repayment to be made within four weeks.

The Subsidiary Companies paid to Wells Fargo an accommodation fee of $10,000 for the Special Facility, and would be required to pay additional accommodation fees of $10,000 if Wells Fargo agreed to reinstate the Special Facility for additional periods.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the Amendments, which are filed herewith as Exhibits 99.1, 99.2 and 99.3.

This 8-K contains forward looking information. The Company and the Subsidiary Companies will continue to face significant liquidity constraints notwithstanding the additional liquidity made available through the Special Facility. There can be no assurance that Wells Fargo will accept any Subsidiary Company request to reinstate the Special Facility for additional periods.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	First Amendment to Account Purchase Agreement between MPC Computers, LLC. and Wells Fargo Bank National Association
99.2	First Amendment to Account Purchase Agreement between MPC-G LLC. and Wells Fargo Bank National Association
99.3	First Amendment to Account Purchase Agreement between MPC Solution Sales, LLC. and Wells Fargo Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: February 21, 2007	By: /s/ Michael R. Whyte Michael R. Whyte Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Account Purchase Agreement between MPC Computers, LLC. and Wells Fargo Bank National Association
99.2	First Amendment to Account Purchase Agreement between MPC-G LLC. and Wells Fargo Bank National Association
99.3	First Amendment to Account Purchase Agreement between MPC Solution Sales, LLC. and Wells Fargo Bank National Association